Exhibit 99.1

Renaissance Learning® Declares Quarterly Cash Dividend

WISCONSIN RAPIDS, Wis. – July 21, 2004 – Renaissance Learning®, Inc. (NASDAQ: RLRN), a leading provider of learning information systems and school improvement programs for pre-K–12 schools, announced that its Board of Directors today declared a quarterly cash dividend of $.04 per share, payable September 1, 2004 to shareholders of record as of August 13, 2004.

Renaissance Learning®, Inc., is a leading provider of research-based learning information systems software, school improvement programs, teacher training and consulting. Adopted by over 66,000 schools, Renaissance information technology products give students and teachers continuous constructive feedback that helps motivate students, dramatically accelerate learning, improve test scores, and help students master all standards, while reducing teacher paperwork.  Renaissance Learning has six U.S. locations and subsidiaries in Australia, Canada, India, and the United Kingdom.

Source: Renaissance Learning, Inc.

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